EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our Auditors’ report, dated April 1, 2013, accompanying the audited consolidated financial statements for the years ended December 31, 2012 and 2011 of Flexible Solutions International, Inc. We hereby consent to the incorporation by reference of such report in the Company’s registration statements on Form S-8 (File No’s.333-139815 and 333-176556), appearing on this form 10K of Flexible Solutions International Inc for the year ended December 31, 2012.

Vancouver, Canada	MNP LLP, Chartered Accountants
April 1, 2013

ACCOUNTING > CONSULTING > TAX 2300–1055 DUNSMUIR STREET, BOX 49148, VANCOUVER, BC V7X 1J1 1.877.688.8408 P: 604.685.8408 F: 604.685.8594 mnp.ca